UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

CrossAmerica Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Certain Director
On and effective as of October 7, 2015, Stephan F. Motz, member of the board of directors of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly-traded Delaware limited partnership (the “Partnership”) (NYSE: CAPL), which is owned and controlled by CST Brands, Inc. (“CST Brands”), resigned in his capacity as director as part of a management rotation.
On and effective as of October 7, 2015, CST Brands, which controls the General Partner, appointed Jeremy L. Bergeron as member of the board of directors of the General Partner. Mr. Bergeron has served as President of the Partnership since March 26, 2015. Previously, Mr. Bergeron was Senior Vice President of Integration and Development Operations of CST Brands and Vice President and Treasurer of CST Brands from May 2013 to September 2014. Prior to the spin-off of CST Brands from Valero Energy Corporation (“Valero”), Mr. Bergeron was with Valero for 17 years, holding various positions including Corporate Safety Director and Vice President of Insurance. Mr. Bergeron is 43 years old.
There is no arrangement or understanding between this newly elected director, and any other person pursuant to which such director was elected. There are no relationships of the newly elected director that would require disclosure pursuant to Item 404(a) of Regulation S-K. Since Mr. Bergeron is an executive officer of the General Partner, he will not receive any additional compensation as a member of the board of directors of the General Partner.
As previously disclosed, on October 1, 2015, Joseph V. Topper, Jr. retired as the Chief Executive Officer of the General Partner. Mr. Topper will continue to serve as a member of the board of directors of both CST Brands and the General Partner.
Item 7.01     Regulation FD Disclosure
On October 6, 2015, the Partnership issued a press release relating to the events described in Item 5.02 of this Current Report. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
The information in this Item 7.01 is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated October 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Hamlet T. Newsom, Jr.
	Name:	Hamlet T. Newsom, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

Dated: October 7, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated October 6, 2015.